UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2010 (July 22, 2010)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2010, the Board of Directors (the “Board”) of Tennessee Commerce Bancorp, Inc. (the “Corporation”) approved and adopted the Tennessee Commerce Bancorp, Inc. Deferred Compensation Plan (the “Plan”) to be effective as of August 1, 2010. The Plan will provide for deferred compensation for certain employees and other service providers of the Corporation and its affiliates and will be used to attract and retain persons of outstanding competence. The Plan is an unfunded plan of deferred compensation providing benefits on an individual account basis. The Board reserved 80,000 shares of Corporation common stock, $0.50 par value per share, for issuance under the Plan.

Eligibility for participation in the Plan is limited to service providers of the Corporation and its affiliates who are: (i) members of a select group of management or highly compensated employees of the Corporation or its affiliates, within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, or individuals who are providing services to the Corporation or its affiliates as independent contractors, and (ii) designated by the compensation committee to participate in the Plan. The designation by the compensation committee shall be deemed to be irrebuttable evidence that such individual is for all purposes a member of a select group of management and highly compensated employee for purposes of eligibility for participation in the Plan.

An eligible individual may make an annual election to defer the receipt of up to 90% of his or her annual base compensation that is paid through regular periodic payroll during each Plan year. In addition, an eligible individual may elect to defer the receipt of up to 90% of any performance or year-end bonus to be paid with respect to such Plan year. The deferral election shall only apply prospectively and is irrevocable during the applicable Plan year. The Corporation may in its discretion make a contribution to be credited to the account of any or all participants and/or eligible individuals, or may make contributions only to those participants who made a deferral election for such Plan year. Each participant’s account is 100% vested and nonforfeitable at all times.

The summary of the Plan presented in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

10.1	Tennessee Commerce Bancorp, Inc. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: July 26, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Tennessee Commerce Bancorp, Inc. Deferred Compensation Plan